SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for use of the Commission only as permitted by Rule 14a-6
     (e)(2)

                                DCAP GROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          not applicable


     2)   Aggregate number of securities to which transaction applies:

          not applicable


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

          not applicable



     4)   Proposed maximum aggregate value of transaction:

          not applicable



     5)   Total fee paid:

          not applicable

         [ ]      Fee paid previously with preliminary materials:





[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:



     2)   Form, Schedule or Registration Statement no.:



     3)   Filing Party:



     4)   Date Filed:

                                DCAP GROUP, INC.
                                  1158 Broadway
                             Hewlett, New York 11557

                --------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 12, 2002
                --------------------------------------------------

To the Stockholders of DCAP Group, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DCAP Group, Inc., a Delaware corporation, will be held on December 12, 2002 at The Financial Center at Mitchel Field, 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554, at the hour of 12:00 p.m., for the following purposes:

     1. To elect four directors for the coming year.

     2. To approve an increase in the number of common shares authorized to be issued pursuant to our 1998 Stock Option Plan from 3,000,000 to 3,750,000.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on November 12, 2002 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

                                                    Morton L. Certilman
                                                    Secretary

Hewlett, New York
November 15, 2002



================================================================================

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY OUR BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
================================================================================

                                DCAP GROUP, INC.
                                  1158 Broadway
                             Hewlett, New York 11557

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                                EXPLANATORY NOTE

     Throughout this proxy statement, the words "DCAP Group," "DCAP," "we," "our," and "us" refer to DCAP Group, Inc. and the operations of DCAP Group, Inc. as a whole. References to "DCAP Insurance" in this proxy statement mean our wholly-owned subsidiary, Dealers Choice Automotive Planning, Inc., and affiliated companies.

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

     This proxy statement is being mailed to all stockholders of record at the close of business on November 12, 2002 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on December 12, 2002 at 12:00 p.m., local time, or any adjournment thereof. The proxy and this proxy statement were mailed to stockholders on or about November 15, 2002.

     All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

     (1) FOR the nominees named in the proxy to our Board of Directors; and

     (2) FOR the approval of an increase in the number of common shares authorized to be issued pursuant to our 1998 Stock Option Plan from 3,000,000 to 3,750,000.

     Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of common shares outstanding and entitled to vote as of November 12, 2002 was 12,353,402. The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.

     Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (four) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees. A majority of the common shares outstanding and entitled to vote as of November 12, 2002, or 6,176,702 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on November 12, 2002 will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     Stockholders may expressly abstain from voting on Proposal 2 by so indicating on the proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on Proposal 2. Broker non-votes are not counted for the purpose of determining whether Proposal 2 has been approved. Since Proposal 2 requires the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have a negative vote while broker non-votes will have no effect.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 1158 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.

     The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 1158 Broadway, Hewlett, New York 11557, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (516) 374-7600.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2001, 2000 and 1999 for each of our executive officers as of December 31, 2001 who had a total salary and bonus for that year in excess of $100,000:


                                                       Long-Term Compensation
Name and                         Annual Compensation           Awards               All Other
Principal Position         Year       Salary          Shares Underlying Options   Compensation
------------------         ----       ------          -------------------------   ------------

Barry B. Goldstein         2001    $200,000(1)                1,000,000                  -
Chief Executive Officer    2000        -                           -                     -
                           1999        -                           -                     -


Morton L. Certilman       2001     $ 31,250(2)                     -                    -0-*
Chairman of the Board(2)  2000      125,000                        -                    -0-*
                          1999      129,167                     225,000                 -0-*

Kevin Lang                2001     $132,715(3)                     -                     -
President(3)              2000      250,000                        -                     -
                          1999      208,000                     200,000                  -

---------
* Excludes fees payable during 1999, 2000 and 2001 by us to Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Certilman is a member.

(1)  Includes amounts earned as a consultant prior to his employment.

(2) Effective March 28, 2001, Mr. Certilman resigned his position as our Chairman of the Board.

(3) Effective March 28, 2001, Mr. Lang resigned his position as our President and a director. Effective September 30, 2001, his employment with DCAP Management Corp., one of our wholly-owned subsidiaries, ended.

     Option Tables

              Option Grants in Fiscal Year Ended December 31, 2001

                     Number of Common   Percentage of Total
                     Shares Underlying   Options Granted To
Name                 Options Granted    Employees in Fiscal Year  Exercise Price  Expiration Date
----                 ---------------    ------------------------  --------------  ---------------

Barry B. Goldstein     1,000,000                 100%                 $.25        March 31, 2006

Morton L. Certilman         -                      -                     -               -

Kevin Lang                  -                      -                     -               -

                   Aggregated Option Exercises in Fiscal Year
            Ended December 31, 2001 and Fiscal Year-End Option Values

                                                               Number of Shares

                               Number of                    Underlying Unexercised          Value of Unexercised
                                 Shares                           Options at                In-the-Money Options
                                Acquired       Value           December 31, 2001            at December 31, 2001
Name                          on Exercise     Realized     Exercisable/Unexercisable      Exercisable/Unexercisable
----                          -----------     --------     -------------------------      -------------------------

Barry B. Goldstein                 -            N/A               0/1,000,000                     0/$50,000

Morton L. Certilman                -            N/A                225,000/0                         0/0

Kevin Lang                         -            N/A                    -                              -

         Long-Term Incentive Plan Awards

     No awards were made to any of Messrs. Goldstein, Certilman or Lang during the fiscal year ended December 31, 2001 under any long-term incentive plan.

         Compensation of Directors

     Our directors are not entitled to receive any compensation for their services as directors.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     Effective April 1, 2001, we entered into a four year employment agreement with Mr. Goldstein pursuant to which he is employed as our President, Chairman of the Board and Chief Executive Officer. Mr. Goldstein is entitled to receive a salary of $200,000 per annum plus such additional compensation as may be determined by the Board of Directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 31, 2002 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under "Executive Compensation," and (iv) all of our present executive officers and directors as a group.

 Name and Address                Number of Shares             Approximate
of Beneficial Owner              Beneficially Owned         Percent of Class
-------------------              ------------------         ----------------

Eagle Insurance Company           1,486,893(1)                    12.0%
c/o The Robert Plan
  Corporation
999 Stewart Avenue
Bethpage, New York

Robert M. Wallach                 1,486,893(2)                    12.0%
c/o The Robert Plan
  Corporation
999 Stewart Avenue
Bethpage, New York

Morton L. Certilman               1,461,005(3)(4)                 11.5%
The Financial Center at
  Mitchel Field
90 Merrick Avenue
East Meadow, New York

Barry B. Goldstein                1,425,000(3)(5)                 10.4%
1158 Broadway
Hewlett, New York

Jay M. Haft                       1,336,393(3)(6)                 10.5%
1001 Brickell Bay Drive
Miami, Florida

Jack Seibald                      1,000,000(7)                     8.1%
1336 Boxwood Drive West
Hewlett Harbor, New York

Abraham Weinzimer                   783,924(3)                     6.3%
418 South Broadway
Hicksville, New York

Kevin Lang                          651,460(3)                     5.3%
3789 Merrick Road
Seaford, New York

All executive officers
and directors as a group          5,709,291(3)(4)(5)              39.5%
(4 persons)                                (6)(8)

(1)  Eagle is a wholly-owned subsidiary of The Robert Plan Corporation.

(2) Represents shares owned by Eagle, of which Mr. Wallach, one of our directors, is a Vice President. Eagle is a wholly-owned subsidiary of The Robert Plan, of which Mr. Wallach is President, Chairman and Chief Executive Officer.

(3)  Based upon Schedule 13D filed under the Securities Exchange Act of 1934.

(4) Includes (i) 350,000 shares issuable upon the exercise of currently exercisable options and (ii) 602,452 shares held in a retirement trust for the benefit of Mr. Certilman.

(5) Represents (i) 1,400,000 shares issuable upon the exercise of currently exercisable options, (ii) 5,000 shares held by Mr. Goldstein's minor child and (iii) 20,000 shares held in a retirement trust for the benefit of Mr. Goldstein. Mr. Goldstein disclaims beneficial ownership of the shares held by his child and retirement trust.

(6) Includes (i) 350,000 shares issuable upon the exercise of currently exercisable options and (ii) 15,380 shares held in a retirement trust for the benefit of Mr. Haft.

(7)  Based upon  Schedule 13G filed under the  Securities  Exchange Act of 1934.
     Represents (i) 500,000 shares held jointly by Mr. Seibald and his wife, Stephanie Seibald, and (ii) 500,000 shares held by SDS Partners I, Ltd., a limited partnership that has granted to Mr. Seibald the power to vote and dispose of such shares.

(8) Includes shares owned by Eagle, of which Mr. Wallach is a Vice President. Mr. Wallach is also President, Chairman and Chief Executive Officer of The Robert Plan, Eagle's parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sale of Interests in Stores

     Prior to May 31, 2000, four of the DCAP stores were owned one-half by the daughter of Mr. Certilman and one-half by us. Effective May 31, 2000 we sold our 50% interest in each of the stores to Mr. Certilman upon the following material terms and conditions:

     - The purchase price for our interest in the stores was approximately $141,000, after certain credits.


     -    The purchase price was payable as follows:

          - $66,000 was payable at the rate of $6,000 per month, starting on the first anniversary of the closing, and

          -    the balance of the  purchase  price was payable  over five years,
               together  with  6%  interest,   in  equal  monthly   installments
               commencing on the second anniversary of the closing.

     - We agreed to waive all indebtedness owing by the stores to us. As of the closing, the approximate amount of such indebtedness, which related to advances made by us on behalf of the stores for operating expenses, was $210,000.

     - As part of the transaction, the stores became conversion franchisees, and the first annual franchise charge of $18,000 per store was paid in full at the closing in consideration for a waiver of the annual franchise charges during the second year.

     -    The  stores  entered  into  franchise  agreements  with us,  which are
          similar  in  most  respects  to  our  standard  conversion   franchise
          agreement (including standard territorial rights), except that

          - the stores have a right of first refusal with regard to franchise locations to be offered in zip codes adjoining those in which the stores are located, and

          - in the event we sell another franchise to be located in the territory with respect to which a store currently has certain rights (which is more expansive than the rights granted pursuant to the franchise agreements), the annual franchise fee for the particular store will be waived for six months.

          These rights were granted in consideration of the waiver of certain other geographic rights not granted to other franchisees.

          - Certain license fees totaling $40,000 previously prepaid by Mr. Certilman will be retained by us, to be applied generally against franchise fees for any new franchises granted to Mr. Certilman or his designee.

     The terms of sale were the result of arm's length negotiations between Mr. Certilman and us. No independent appraisal or valuation was received in connection with the sale.

     The purchase price for the 50% interest in the stores acquired by Mr. Certilman (prior to the credits applied) was equal to approximately one-half of the aggregate commissions for the stores for the year ended December 31, 1999. We believe that a purchase price for a 50% interest in a store equal to one-half of the store's annual commissions represented fair market value at that time.

     See "March 2001 Transactions" for a discussion of the cancellation of the above amount due by Mr. Certilman as well as of agreements to sell DCAP stores to Mr. Certilman as well as to Messrs. Kevin Lang and Abraham Weinzimer, principal stockholders and former DCAP officers and directors.

     March 2001 Transactions

     In March 2001, the following transactions occurred:

     - We entered into agreements with Messrs. Lang, Weinzimer and Certilman that provided for our sale to them of a total of eight of our DCAP stores. Pursuant to the agreements, which were closed in November 2001 following shareholder approval, Mr. Lang acquired three of the stores for a total purchase price of approximately $257,000, Mr. Weinzimer acquired three of the stores for a total purchase price of $285,000 and an entity owned by Mr. Certilman (we refer to the entity as "Mr. Certilman") acquired two of the stores for a total purchase price of approximately $225,000. The locations of the stores are as follows:


          -   Lang:       Amityville, New York
                          Medford, New York
                          Seaford, New York

          -   Weinzimer:  Hempstead, New York
                          Hicksville, New York
                          Jamaica, New York

          -   Certilman:  East Meadow, New York
                          Flushing, New York

          At the time of execution of the agreements with Messrs. Lang and Weinzimer, each of them paid to us the total amount of his respective purchase price. At the time of execution of the agreement with Mr. Certilman, we received approximately $197,000 of the purchase price. The balance of $28,000 was paid at the closing of the acquisition through the assumption of our obligation to an unaffiliated third party in that amount. The obligation was incurred in May 2000 in connection with our acquisition of the third party's interest in one of the stores acquired by Mr. Certilman. Pending the closing of the sales, each of Messrs. Lang, Weinzimer and Certilman managed his respective stores and was entitled to receive a management fee equal to the net profits of the stores. Each of them was also responsible for all losses incurred during the interim period.

     - At the closing, we entered into franchise agreements with Lang, Weinzimer and Certilman on terms similar to those entered into by Mr. Certilman in May 2000 (as described above under "Sale of Interests in Stores"), except that, in general, none of the franchisees will be allowed to terminate their respective franchise agreement prior to March 31, 2003. Pending the closing, Messrs. Lang, Weinzimer and Certilman were responsible for charges as if the franchise agreements had been executed.

     - We reacquired a total of 3,714,616 of the shares owned by Messrs. Lang and Weinzimer in consideration of the cancellation of indebtedness owed to us by them in the aggregate amount of $928,654.


     - We agreed with Mr. Lang to terminate his employment agreement that was scheduled to expire in February 2004, and DCAP Management, our wholly-owned subsidiary that operates our franchise business, entered into a new employment agreement with him which expired on September 30, 2001. Based upon Mr. Lang's agreement to forgo the compensation otherwise payable to him for the balance of the original employment term ($667,000, net of the amount payable to him pursuant to his new employment agreement), we granted to Mr. Lang a price concession of approximately $85,000 in connection with his purchase of three stores. This price concession resulted in a purchase price of $257,000 for Mr. Lang.


     - We agreed with Mr. Weinzimer to terminate his employment agreement that was scheduled to expire in February 2004. Based upon Mr. Weinzimer's agreement to forgo the compensation otherwise payable to him for the balance of the employment term ($729,000), we granted to Mr. Weinzimer a price concession of approximately $85,000 in connection with his purchase of three stores. This price concession resulted in a purchase price of $285,000 for Mr. Weinzimer.

     - We agreed with Mr. Certilman to terminate his employment agreement that was scheduled to expire in February 2004. Concurrently, based upon Mr. Certilman's agreement to forgo the compensation otherwise due him for the balance of the term of the employment agreement ($365,000), we agreed to cancel indebtedness of approximately $141,000 that Mr. Certilman owed to us pursuant to his purchase of our interest in four DCAP stores as discussed above under "Sale of Interests in Stores."

     - We agreed with Mr. Haft to terminate his employment agreement that was scheduled to expire in February 2004.

     - Each of Messrs. Lang, Weinzimer, Certilman and Haft resigned as an officer of DCAP Group. Messrs. Lang and Weinzimer also resigned as our directors.

     The terms of the above sales agreements were the result of arm's length negotiations between us and each of Messrs. Lang, Weinzimer and Certilman that were based upon the terms of other recent sales of our stores to persons who are not affiliated with us, then current market conditions and the termination of the employment agreements with each of them, as discussed above. No independent appraisal or valuation was received in connection with the agreements. We did not utilize a special independent committee of our Board of Directors to perform an analysis of the fairness of the transactions or to negotiate the terms of the sales on our behalf.

     Relationship

     Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Certilman is a member, serves as our counsel. It is presently anticipated that such firm will continue to represent us and will receive fees for its services at rates and in amounts not greater than would be paid to unrelated law firms performing similar services. Certilman Balin has also served as counsel to DCAP Insurance and The Robert Plan with respect to certain matters; however, it did not serve as counsel to DCAP Insurance or Messrs. Lang and Weinzimer in connection with our acquisition of DCAP Insurance, to Messrs. Lang or Weinzimer in connection with the transactions with them discussed under "March 2001 Transactions" or to Eagle in connection with the issuance of shares to Eagle. In addition, Certilman Balin did not serve as counsel to either us or Mr. Certilman in connection with the transactions with him discussed under "Sale of Interests in Stores" and "March 2001 Transactions" above.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

     Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (four) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

     Nominees for Directors

     All four of the nominees are currently directors of DCAP Group. The following table sets forth each nominee's age as of November 12, 2002, the positions and offices presently held by him with us, and the year in which he became a director. The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

                                                                                         Director
       Name              Age                   Positions and Offices Held                 Since
       ----              ---                   --------------------------                 -----

Barry B. Goldstein        49        President, Chairman of the Board, Chief Executive       2001
                                    Officer, Chief Financial Officer, Treasurer and
                                    Director

Morton L. Certilman       70        Secretary and Director                                  1989

Jay M. Haft               67        Director                                                1989

Robert M. Wallach         50        Director                                                1999

     Barry B. Goldstein

     Mr. Goldstein was elected our President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and a director in March 2001 and our Treasurer in May 2001. Since April 1997, he has served as President of AIA Acquisition Corp., which operates insurance agencies in Pennsylvania. Since 1982, he has served as President of Stone Equities, a consulting firm. Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo, and has been a certified public accountant since 1979.

     Morton L. Certilman

     Mr. Certilman served as our Chairman of the Board from February 1999 (concurrently with our acquisition of DCAP Insurance) until March 2001. From October 1989 to February 1999, he served as our President. He was elected our Secretary in May 2001 and has served as one of our directors since 1989. Mr. Certilman has been engaged in the practice of law since 1956 and is a member of the law firm of Certilman Balin Adler & Hyman, LLP. Mr. Certilman is Chairman of the Long Island Regional Planning Board, the Nassau County Coliseum Privatization Commission, and the Northrop/Grumman Master Planning Council. He served as a director of the Long Island Association and the New Long Island Partnership for a period of ten years and currently serves as a director of the Long Island Sports Commission. Mr. Certilman has lectured extensively before bar associations, builders' institutes, title companies, real estate institutes, banking and law school seminars, The Practicing Law Institute, The Institute of Real Estate Management and at annual conventions of such organizations as the National Association of Home Builders, the Community Associations Institute and the National Association of Corporate Real Estate Executives. He was a member of the faculty of the American Law Institute/American Bar Association, as well as the Institute on Condominium and Cluster Developments of the University of Miami Law Center. Mr. Certilman has written various articles in the condominium field, and is the author of the New York State Bar Association Condominium Cassette and the Condominium portion of the State Bar Association book on "Real Property Titles." Mr. Certilman received an LL.B. degree, cum laude, from Brooklyn Law School.

     Jay M. Haft

     Mr. Haft served as our Vice Chairman of the Board from February 1999 (concurrently with our acquisition of DCAP Insurance) until March 2001. From October 1989 to February 1999, he served as our Chairman of the Board. He has served as one of our directors since 1989. Mr. Haft has been engaged in the practice of law since 1959 and since 1994 has served as counsel to Parker Duryee Rosoff & Haft (and since December 2001, its successor, Reed Smith). From 1989 to 1994, he was a senior corporate partner of that firm. Mr. Haft is a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions. Mr. Haft also represents emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. He is a director of many public and private corporations, including Robotic Vision Systems, Inc., Encore Medical Corporation, DUSA Pharmaceuticals, Inc., and Oryx Technology Corp., all of whose securities are traded on the Nasdaq Stock Market. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, and a national trustee and Treasurer of the Miami Ballet. He is also a trustee of Florida International University and serves on the advisory board of the Wolfsonian Museum in Miami, Florida. Mr. Haft received B.A. and LL.B. degrees from Yale University.

     Robert M. Wallach

     Mr. Wallach has served since 1993 as President, Chairman and Chief Executive Officer of The Robert Plan Corporation, an insurance company holding company that provides services to insurance companies. He has served as one of our directors since 1999.

     There are no family relationships among any of our executive officers and directors.

     Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

     Committees

     The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Certilman and Haft. The directors who serve on the Audit Committee are not "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. To date, our Board of Directors has not adopted a written charter for the Audit Committee.

     The Finance Committee of the Board of Directors is responsible for (i) developing and analyzing plans for corporate expansion, examining and adjusting our capital structure and determining long-range financial requirements and (ii) other matters relating to our financial affairs. The members of the Finance Committee currently are Messrs. Certilman and Haft.

     We do not have any standing nominating or compensation committees of the Board of Directors or committees performing similar functions. These functions are currently performed by our Board as a whole.

     Report of the Audit Committee

     In overseeing the preparation of DCAP's financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management. The Committee also discussed with Holtz Rubenstein LLP, DCAP's outside auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

     The Committee received the written disclosures and letter from Holtz Rubenstein LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed the independence of Holtz Rubenstein LLP with that firm.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in DCAP's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                         Members of the Audit Committee

                               Morton L. Certilman
                                   Jay M. Haft

     Meetings

     Our Board of Directors held eight meetings during the fiscal year ended December 31, 2001. All of our then directors attended all such meetings with the exception of Mr. Wallach, who attended three of the meetings. Neither the Audit Committee nor the Finance Committee of the Board of Directors held any meetings during the fiscal year ended December 31, 2001.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2001. To our knowledge, based solely on a review of written representations that no reports were required, during the fiscal year ended December 31, 2001, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that (i) Kevin Lang and Abraham Weinzimer, former officers, directors and 10% stockholders, filed their respective Form 4 late (which forms reported one transaction) and (ii) Barry Goldstein filed his Form 3 late.

                 PROPOSAL 2: AMENDMENT TO 1998 STOCK OPTION PLAN
                     TO INCREASE NUMBER OF AUTHORIZED SHARES

     The Board of Directors recommends that stockholders approve an amendment to our 1998 Stock Option Plan to increase the number of common shares authorized to be issued from 3,000,000 to 3,750,000. As of October 31, 2002, there were 2,900,000 common shares issuable pursuant to the exercise of outstanding options granted under the plan. The plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership. In order to continue to provide appropriate equity incentives to employees in the future, the Board has approved an increase in the number of reserved shares subject to stockholder approval. As discussed below, the plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.

     The following statements include summaries of certain provisions of the plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the plan, a copy of which is available at our offices.

     Purpose

     The purpose of the plan is to advance the interests of DCAP by inducing persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us and our subsidiaries by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote success of DCAP.

     Administration

     The plan provides for its administration by the Board or by a committee consisting of at least one person chosen by the Board. The Board or the committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options will be granted, and to determine the times at which and the exercise price for which options will be granted. The Board or the committee is authorized to interpret the plan and the interpretation and construction by the Board or the committee of any provision of the plan or of any option granted thereunder shall be final and conclusive. The receipt of options by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the plan.

     Nature of Options

     The Board or committee may grant options under the plan which are intended to either qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (we refer to this as the "Code") or not so qualify. We refer to options that do not so qualify as "nonstatutory stock options." The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under "Federal Income Tax Consequences."

     Eligibility

     Subject to certain limitations as set forth in the plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries. At October 31, 2002, approximately 73 employees and three non-employee directors were eligible to receive options under the plan.

     Option Price

     The option price of the shares subject to an incentive stock option may not be less than the fair market value (as such term is defined in the plan) of the common shares on the date upon which such option is granted. In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common shares on the date upon which such option is granted.

     The option price of shares subject to a nonstatutory stock option will be determined by the Board of Directors or the committee at the time of grant and need not be equal to or greater than the fair market value of our common shares.

     On November 13, 2002, the closing bid price for our common shares, as reported by the OTC Bulletin Board, was $.40 per share.

     Exercise of Options

     An option granted under the plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount or (ii) previously acquired common shares, the fair market value of which shall be determined as of the date of exercise, or a combination of (i) and (ii).

     Duration of Options

     No incentive stock option granted under the plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

     Nonstatutory stock options granted under the plan may be of such duration as shall be determined by the Board or the committee.

     Non-Transferability

     Options granted under the plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

     Death, Disability or Termination of Employment

     Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily, any options held by such persons or entities shall expire immediately. If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option. For purposes of the plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by us or at the normal retirement date prescribed from time to time by us shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

     Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death. Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

     Amendment and Termination

     The plan (but not options previously granted thereunder) shall terminate on November 2, 2008, ten years from the date that it was adopted by the Board. Subject to certain limitations, the plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

     Plan Benefits

     The following table sets forth certain information regarding options granted under the plan to (i) each person listed in the Summary Compensation Table under "Executive Compensation," (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group,
(iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:


                                                                     Common Shares            Average Weighted
                                                                       Underlying              Exercise Price
         Name and Position                                           Options Granted              Per Share
         -----------------                                           ---------------              ---------

Barry Goldstein, President, Chairman of the                              2,000,000                   $.28
  Board, Chief Executive Officer, Chief
  Financial Officer and Treasurer

Morton L. Certilman, formerly Chairman of the                              350,000                  $1.84
  Board; currently Secretary

Jay M. Haft, formerly Vice Chairman of the                                 350,000                  $1.84
  Board

Kevin Lang, formerly President of DCAP Group                               200,000 (1)              $2.69
  and President of DCAP Management

Abraham Weinzimer, formerly Executive Vice                                 200,000 (1)              $2.69
  President

Robert Wallach, Director                                                      -0-                     -

All current executive officers as a group                                2,000,000                   $.28
(1 person)

All current directors who are not executive officers as a                  700,000                  $1.84
group (3 persons)

All employees, including all current officers who are not                  200,000                   $.30
executive officers, as a group

-----------------
(1)  Expired.

     Federal Income Tax Consequences

     Nonstatutory Stock Options

     Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a "readily ascertainable fair market value" when it is granted. This rule will apply to our grant of nonstatutory stock options. Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us. Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee's income.

     For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise. Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less. No part of any such gain will be an "item of tax preference" for purposes of the "alternative minimum tax."

     Incentive Stock Options

     Options granted under the plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

     Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option. For purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

     Generally, we will not be allowed a deduction with respect to an incentive stock option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

     For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

     To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options. In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares present at the meeting, in person or by proxy, is required for approval of this proposal. Our Board of Directors recommends a vote FOR this proposed amendment to the 1998 Stock Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Holtz Rubenstein & Co., LLP has served as our auditors since 1990 and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2001.

     It is not expected that a representative of Holtz Rubenstein will attend the meeting.

     Audit Fees

     The aggregate fees billed by Holtz Rubenstein for professional services rendered for the audit of our annual financial statements for the 2001 fiscal year and the review of the financial statements included in our Forms 10-QSB for that fiscal year were approximately $60,000.

     Financial Information Systems Design and Implementation Fees

     During fiscal 2001, Holtz Rubenstein did not render to us any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     All Other Fees

     The aggregate fees billed for services rendered by Holtz Rubenstein for fiscal 2001, other than the services described above under "Audit Fees," were approximately $15,000.

     The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Holtz Rubenstein's independence.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Hewlett, New York by July 18, 2003 for inclusion in our proxy statement and form of proxy relating to such meeting. We, however, intend to hold our next annual meeting earlier in 2003 than in 2002. Accordingly, we suggest that stockholder proposals intended to be presented at the next annual meeting be submitted well in advance of April 15, 2003, the earliest date upon which we anticipate the proxy statement and form of proxy relating to such meeting will be released to stockholders.

     The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

     1. Stockholder Proposals. In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:


- a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

-    the name and address of the stockholder proposing such business;

- the class and number of our shares which are beneficially owned by such stockholder; and

-    any material interest of such stockholder in such business.

     2. Stockholder Nominees. In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

- the day on which the notice of the date of the meeting was mailed to stockholders, or

-    the day on which such public disclosure of the meeting date was made.

     The stockholder sending the notice of nomination must describe various matters, including such information as:

- the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

- any other information relating to such nominee required to be disclosed in a proxy statement; and

-    the name, address and number of shares held by the stockholder.

     These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

     Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 1158 Broadway, Hewlett, New York 11557. The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                                   FORM 10-KSB

     This proxy statement is accompanied by a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                Barry Goldstein
                                                Chief Executive Officer
Hewlett, New York
November 15, 2002

                                DCAP GROUP, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Barry Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all the common shares of DCAP Group, Inc. (the "Company") held of record by the undersigned at the close of business on November 12, 2002 at the Annual Meeting of Stockholders to be held on December 12, 2002 or any adjournment thereof.

1    Election of Directors:

FOR all nominees listed below                 WITHHOLD AUTHORITY to vote
(except as marked to the contrary)            for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

Barry Goldstein      Morton L. Certilman      Jay M. Haft      Robert M. Wallach


2    Proposal to approve an increase in the number of common  shares  authorized to be issued pursuant to the Company's 1998 Stock Option Plan from 3,000,000 to 3,750,000.

     FOR                    AGAINST                        ABSTAIN
         -----                      ------                         -----


3    In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposal 2.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.


                    Dated:----------, 2002


                    ----------------------------
                    Signature


                    ----------------------------
                    Signature if held jointly